UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/09/2008

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Jerry W. Levin, a member and Chairman of the Board of Directors of Sharper Image Corporation (the "Company") (Ticker: SHRPQ.PK), has informed the Company that he is interested in participating with other investors to explore potential opportunities to acquire some or all of the Company's businesses or assets. Accordingly, it was mutually agreed that Mr. Levin would resign as a member and Chairman of the Board of Directors effective 5pm Eastern Time on April 9, 2008. Mr. Levin's resignation is not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. In connection with Mr. Levin's resignation, the Company and Mr. Levin entered into an agreement regarding certain terms of Mr. Levin's resignation, including the right of Mr. Levin to be covered by the Company's directors and officers insurance policies on terms that are no less favorable to those provided to the Company's current directors. A copy of this agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release announcing Mr. Levin's departure is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: April 14, 2008	By:	/s/ James M. Sander
James M. Sander
Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Agreement between Jerry W. Levin and Sharper Image Corporation
EX-99.2	Press release announcing the resignation of Jerry W. Levin